                                 ADVANTA CORP.
                         NOTICE OF GUARANTEED DELIVERY
                                  OF SHARES OF
                              CLASS A COMMON STOCK
               (INCLUDING THE ASSOCIATED CLASS A PURCHASE RIGHTS)
                                      AND
                              CLASS B COMMON STOCK
               (INCLUDING THE ASSOCIATED CLASS B PURCHASE RIGHTS)
                                      AND
             DEPOSITARY SHARES EACH REPRESENTING ONE ONE-HUNDREDTH
       INTEREST IN A SHARE OF 6 3/4% CONVERTIBLE CLASS B PREFERRED STOCK,
       SERIES 1995 (STOCK APPRECIATION INCOME LINKED SECURITIES (SAILS))

                           OFFER TO PURCHASE FOR CASH
               UP TO 7,882,750 SHARES OF ITS CLASS A COMMON STOCK
               (INCLUDING THE ASSOCIATED CLASS A PURCHASE RIGHTS)
                              AT $40 PER SHARE NET
                                      AND
              UP TO 12,482,850 SHARES OF ITS CLASS B COMMON STOCK
               (INCLUDING THE ASSOCIATED CLASS B PURCHASE RIGHTS)
                              AT $40 PER SHARE NET
                                      AND
  UP TO 1,078,930 OF ITS DEPOSITARY SHARES EACH REPRESENTING ONE ONE-HUNDREDTH
                                 INTEREST IN A
    SHARE OF 6 3/4% CONVERTIBLE CLASS B PREFERRED STOCK, SERIES 1995 (STOCK
                              APPRECIATION INCOME
                           LINKED SECURITIES (SAILS))
                            AT $32.80 PER SHARE NET

            THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
               AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
                FEBRUARY 20, 1998, UNLESS THE OFFER IS EXTENDED.

This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

(a) certificates for the Class A Common Stock, the Class B Common Stock, or the depositary shares each representing one one-hundredth interest in a share of 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) of Advanta Corp., a Delaware corporation, are not immediately available; or

(b) the procedure for book-entry transfer cannot be completed on a timely basis; or

(c) time will not permit the applicable Letter of Transmittal or other required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below).

     This form or a facsimile hereof, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary by the Expiration Date. See Section 3 of the Offer to Purchase.

                    FIRST CITY TRANSFER COMPANY, DEPOSITARY

    BY HAND DELIVERY OR OVERNIGHT COURIER:                       BY MAIL:
         First City Transfer Company                   First City Transfer Company
             505 Thornall Street                               P.O. Box 170
                  Suite 303                           Iselin, New Jersey 08830-0170
           Edison, New Jersey 08837

                BY FACSIMILE:                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                (732) 906-9269                         Call Collect (732) 906-9227

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
       FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER
             OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A
                                VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Advanta Corp., a Delaware corporation, the number of shares set forth below of its Class A Common Stock, $.01 par value ("Class A Common Stock"), including the associated Class A Purchase Rights (the "Class A Rights" and together with the Class A Common Stock, the "Class A Shares"), Class B Common Stock, $.01 par value ("Class B Common Stock"), including the associated Class B Purchase Rights (the "Class B Rights" and together with the Class B Common Stock, the "Class B Shares") (the Class A Shares and the Class B Shares are hereinafter referred to as the "Common Shares"), and depositary shares each representing one one-hundredth interest in a share of 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (the "SAILS Depositary Shares") (the Class A Shares, Class B Shares and SAILS Depositary Shares are hereinafter referred to as the "Shares"), as the case may be, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 20, 1998 (the "Offer to Purchase"), and the associated Letters of Transmittal (which together with the Offer to Purchase constitute the "Offer"), receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the Rights are redeemed by the Company, a tender of Common Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to the Common Shares or Shares shall include the associated Rights.

PLEASE TYPE OR PRINT

Please Check the Relevant Boxes Below:

[ ]  Class A Shares
     Certificate Nos. ____________
     Number of Shares
     Tendered ____________

[ ]  Class B Shares
     Certificate Nos. ____________
     Number of Shares
     Tendered ____________

[ ]  SAILS Depositary Shares
     Certificate Nos. ____________
     Number of Shares
     Tendered ____________

                               CONDITIONAL TENDER

UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL. SEE SECTION 3 OF THE OFFER TO PURCHASE.

     Minimum number of Class A Shares that must be purchased, if any are purchased:
     ____________ Class A Shares

     Minimum number of Class B Shares that must be purchased, if any are purchased:
     ____________ Class B Shares

     Minimum number of SAILS Depositary Shares that must be purchased, if any are purchased:
     ____________ SAILS Depositary Shares

                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on January 19, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Class A Shares.

                    The undersigned either (check one box):

     [ ]    was the beneficial owner, as of the close of business on January 19,
        1998, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Class A Shares, and is tendering all of such Class A Shares, or

     [ ]    is a broker, dealer, commercial bank, trust company or other nominee which:

        (a) is tendering, for the beneficial owners thereof, Class A Shares with respect to which it is the record owner, and

        (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on January 19, 1998, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Class A Shares, and is tendering all of such Class A Shares.

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on January 19, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Class B Shares.

                    The undersigned either (check one box):

     [ ]    was the beneficial owner, as of the close of business on January 19,
        1998, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Class B Shares, and is tendering all of such Class B Shares, or

     [ ]    is a broker, dealer, commercial bank, trust company or other nominee which:

        (a) is tendering, for the beneficial owners thereof, Class B Shares with respect to which it is the record owner, and

        (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on January 19, 1998, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Class B Shares, and is tendering all of such Class B Shares.

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on January 19, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 SAILS Depositary Shares.

                    The undersigned either (check one box):

     [ ]    was the beneficial owner, as of the close of business on January 19,
        1998, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 SAILS Depositary Shares, and is tendering all of such SAILS Depositary Shares, or

     [ ]    is a broker, dealer, commercial bank, trust company or other nominee which:

        (a) is tendering, for the beneficial owners thereof, SAILS Depositary Shares with respect to which it is the record owner, and

        (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner as of the close of business on January 19, 1998, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 SAILS Depositary Shares, and is tendering all of such SAILS Depositary Shares.

--------------------------------------------------------------------------------
                                    Name(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Address(es)

--------------------------------------------------------------------------------
                         Area Code and Telephone Number

--------------------------------------------------------------------------------
                                   Signature

If Shares will be tendered by book-entry transfer, complete the following:

The Depository Trust Company Account Number
                                 -----------------------------------------------

Dated---------------------------------------------------------------, 1998

                                   GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc. (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Class A Shares, Class B Shares and SAILS Depositary Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Class A Shares, Class B Shares and SAILS Depositary Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4, and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee(s) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other documents required by the Letters of Transmittal, will be received by the Depositary at one of its addresses set forth above within three Nasdaq trading days (as defined in the Offer to Purchase) after the date of execution hereof.

------------------------------------------------------
                                  Name of Firm

------------------------------------------------------
                                     Address

------------------------------------------------------
                                              Zip Code

Area Code and Tel. No.
                     ------------------------------------------------------

------------------------------------------------------
                              Authorized Signature

------------------------------------------------------
                                      Title

Name -----------------------------------------------------
                              Please Type or Print

Dated          ------------------------------------------------, 1998

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
  SHARE CERTIFICATES SHOULD BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL.